UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Citizens Holding Company

(Exact name of registrant as specified in its charter)

Mississippi	64-0666512
(State of incorporation or organization)	(IRS Employer Identification Number)

521 Main Street, Philadelphia, Mississippi 39350

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.20 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	N/A
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $.20 per share, of Citizens Holding Company (the “Registrant”) contained in the Registrant’s Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on October 7, 1999 (File No. 001-15375) is incorporated herein by reference and made a part hereof. The description of the rights associated with the Registrant’s common stock included as Exhibit 4 to the Registrant’s Registration Statement on Form 10, filed with the SEC on June 21, 1999 (File No. 000-25221) is incorporated herein by reference and made a part hereof.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 7, 2006

CITIZENS HOLDING COMPANY

By:	/s/ Robert T. Smith
Robert T. Smith Chief Financial Officer